Exhibit 99.1

Imperial Vice President, Downstream and Chemicals to assume new role at Exxon Mobil Corporation

•J.R. (Jon) Wetmore appointed Americas Fuels Value Chain Planning & Business Development Manager, Exxon Mobil Corporation, effective May 1, 2023

Calgary, AB – March 16, 2023 - Imperial (TSE: IMO, NYSE American: IMO) announced today that J.R. (Jon) Wetmore, currently Vice President, Downstream and Chemicals for Imperial will become the Americas Fuels Value Chain Planning & Business Development Manager for Exxon Mobil Corporation, effective May 1, 2023.

“On behalf of Imperial, I would like to thank Jon Wetmore for his leadership as Vice President, Downstream over the last five years,” said Brad Corson, Chairman, President and Chief Executive Officer. “During his tenure, Jon led Imperial’s downstream business to record performance in a number of areas, including maximizing earnings across a wide variety of market conditions. He was also instrumental in progressing the renewable diesel project at our Strathcona refinery in Edmonton, Alberta – a strategic investment that will help the company and our customers reduce our greenhouse gas emissions.”

Mr. Wetmore holds a Bachelor of Engineering in Chemical Engineering from Queen’s University. He began his career with Imperial in 1994 in Toronto, Ontario and held various technical and management positions within Canada, as well as expatriate assignments in the United States and Europe. Mr. Wetmore began his tenure as an Imperial Vice President, on January 1, 2018.

A replacement for Mr. Wetmore will be named at a later date.

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Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Forward-looking statements: Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements include the impact of the renewable diesel facility at Strathcona on greenhouse gas emissions, and are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and mix; commodity prices, foreign exchange rates and general market conditions; project plans, timing, costs, technical evaluations and capacities, and the company’s ability to effectively execute on these plans and operate its assets, including its investment in the renewable diesel complex at Strathcona; the adoption and impact of new facilities or technologies on reductions to GHG emissions, such as Strathcona renewable diesel and carbon capture and storage including in connection with hydrogen for the renewable diesel project, and any changes in the scope, terms, or costs of such projects; that any required support from policymakers and other stakeholders for various new technologies will be provided; the availability and cost of locally-sourced and grown feedstock and the supply of renewable diesel to British Columbia in connection with its low-carbon fuel legislation; the amount and timing of emissions reductions, including the impact of lower carbon fuels; performance of third party service providers; receipt of regulatory and third party approvals in a timely manner; and applicable laws and government policies, including with respect to climate change, GHG emissions reductions and low carbon fuels could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions or seasonal fluctuations and resulting demand, price, differential and margin impacts; political or regulatory events, including changes in law or government policy; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; government policies supporting lower carbon investment opportunities; failure or delay of supportive policy and market development for emerging lower-emission energy technologies; the receipt, in a timely manner, of regulatory and third-party approvals; project management and schedules and timely completion of projects; and other factors discussed in Item 1A Risk factors and Item 7 Management’s discussion and analysis in the company’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited